                                                                   EXHIBIT 10.20

                                                                  EXECUTION COPY

                     EMPLOYMENT AND STOCK PURCHASE AGREEMENT

                  This EMPLOYMENT AND STOCK PURCHASE AGREEMENT is dated as of February 26, 1999, by and among Herr Manufacturing Company, a Pennsylvania corporation (the "Company"), Sleepmaster Holdings L.L.C., a New Jersey limited liability company ("Holdings"), Sleepmaster L.L.C., a New Jersey limited liability company ("Sleepmaster"), John K. Herr III (the "Executive"), Charles Schweitzer ("Schweitzer"), and Sleep Investor L.L.C., a Delaware limited liability company (the "Investor").

                  WHEREAS the parties desire to enter into an agreement regarding (i) the employment of the Executive as Chief Operating Officer of the Company and (ii) the sale by Schweitzer and the purchase by the Executive of
21.16 units of Holdings' Class A Common Interests (the "Class A Common") upon terms and conditions set forth herein;

                  WHEREAS, as an inducement to the Company Group to enter into this Agreement, the Executive has agreed to the provisions of this Agreement including, without limitation, Sections 3, 4 and 5; and

                  WHEREAS, certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investor;

                  NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. As used herein, the following terms shall have the following meanings.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Board" means Holding's board of advisors.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.

                  "Cause" means (i) a material breach of the Executive's covenants under this Agreement or any other agreements with the Company or its Subsidiaries and such breach shall not have been cured within 30 days after written notice to the Executive; provided that, a breach of any of the Executive's covenants contained in Sections 3, 4 or 5 of this Agreement shall be deemed material and the cure period for such breach shall be 5 days, (ii) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iii) the Executive's repeated wilful failure to comply with the reasonable and lawful written directives of the Board.
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                  "Common Interests" means the Class A Common and Holdings'
Class B Common Interests, as adjusted for any unit split, unit dividend, or other combination, exchange, conversion, recapitalization, merger, consolidation or reorganization, or if such Common Interests are exchanged for different interests or securities of Holdings, such other interests or securities and any other Common Interests of Holdings hereinafter issued.

                  "Company Group" means the Company, Holdings, Sleepmaster and their respective Subsidiaries.

                  "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 150 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

                  "Executive Securities" means the Class A Common purchased by the Executive and will include units of Holdings' Common Interests issued with respect to Executive Securities by way of a split, dividend, combination, exchange, conversion, or other recapitalization, merger, consolidation or reorganization. Executive Securities will cease to be Executive Securities when transferred pursuant to a Qualified Public Offering or Sale of Holdings. Executive Securities will continue to be Executive Securities in the hands of any holder other than the Executive, including all transferees of the Executive (except for Holdings and the Investor (or its designee)), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to the Executive as a holder of Executive Securities hereunder.

                  "Fair Value" of each unit of Class A Common means the average of the closing prices of the sales of Holdings' membership interests on all securities exchanges on which the membership interests may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the membership interests are not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market System ("Nasdaq NMS") as of 4:00 P.M., New York time, or, if on any day the membership interests are not quoted in the Nasdaq NMS, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Value is being determined and the 20 consecutive business days prior to such day. If at any time the Class A Common is not listed on any securities exchange or quoted in the Nasdaq NMS or the over-the-counter market, the Fair Value of each unit of Class A Common shall be the fair market value of such unit as determined by the Board in its good faith judgment; provided, that in the event the Executive disagrees with the determination of the Board, and the Executive and the Board are unable to resolve their disagreement within twenty (20) days of such determination, then the determination of Fair Value shall be submitted to an independent valuation firm selected by the Executive from three valuation firms proposed by the Board (it being understood that none of the three proposed valuation firms shall have been hired by any member of the Company Group within the prior twenty-four (24) month period) (the "Valuation Specialist") who shall make a determination of Fair Value as soon as practicable and, in any event, within thirty (30) days. The fees and expenses


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of the Valuation Specialist shall be borne by the Company unless the difference between the determination of the Board and the determination of the Valuation Specialist is less than 15% more than the determination of the Board, in which case, the fees and expenses of the Valuation Specialist shall be borne by the Executive. In any such determination of Fair Value, whether by the Board or by the Valuation Specialist, the determination shall be made based on the value of Holdings as a going concern and no discount for lack of marketability or minority interest shall be applied.

                  "Full Cost " shall mean (x) in the case where such medical insurance benefits are being provided under the medical insurance plan sponsored by the Company Group, 100% of the applicable cost of such benefits determined under COBRA (or any superseding statute), or (y) in the case where such medical insurance benefits are not being provided under the medical insurance plan sponsored by the Company Group (and subject to the commercially reasonable best efforts obligation of the Company Group as described in Section 2(d)(v)), then the full cost of such medical insurance benefits.

                  "GAAP" means U.S. generally accepted accounting principles, as in effect from time to time and as adopted by the Company with the consent of its independent public accountants, consistently applied.

                  "Good Reason Event" means (i) a material breach (and a breach of Section 2(c)(i) or Section 2(c)(iii) shall be material) of this Agreement by the Company which is not cured within 30 days after written notice to the Company, (ii) the relocation of the Executive's office more than 30 miles from Lancaster, Pennsylvania, (iii) travel requiring the Executive to spend more than four (4) days per month or twenty (20) days per year a distance of over fifty
(50) miles from Lancaster, Pennsylvania,(iv) a substantial reduction by the Company of the Executive's job responsibilities which is not cured within 30 days after written notice to the Company, or (v) a substantial reduction by the Company of the Executive's job responsibilities which is not connected to the Executive's illness or disability (prior to a determination that the Executive has a Disability).

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "Public Offering" means any sale of securities of Holdings in an underwritten public offering.

                  "Qualified Public Offering" means any sale, in an underwritten public offering registered under the Securities Act, of equity securities of Holdings having an aggregate value of at least $20 million.

                  "Sale of Holdings" means the sale of Holdings, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of the Investor) pursuant to which such third party proposes to acquire all or substantially all of the outstanding Common Interests (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Interests or otherwise) or all or substantially all of the consolidated assets of the Holdings.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

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                  "Securityholders Agreement" means the Securityholders
Agreement dated as of March 3, 1998 by and among the Company, the Investor and certain other parties thereto.

                  "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of February 26, 1999 by and among the Company, Sleepmaster, and the Stockholders listed on the Seller signature page attached thereto.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation or a limited liability company (with voting securities), a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company (without voting securities), association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company (without voting securities), association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

                  "Termination Year" means that fiscal year of the Company during which the Employment Period ends pursuant to the terms of Section 2(d) hereof.

         2.       Employment.

                  (a) Employment. The Company agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 2(d) (the "Employment Period").

                  (b) Position and Duties.

                      (i) Commencing on the date hereof and continuing during the Employment Period, the Executive shall serve as Chief Operating Officer of the Company under the supervision and direction of the Board.

                      (ii) The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness other than Disability) to the business and affairs of the Company. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Subject to the provisions of Section 5 of this Agreement, nothing in this Section 2(b) will prevent the Executive from volunteering in community activities and serving on the board of directors of non-profit organizations.

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                  (c) Base Salary and Benefits.

                      (i) Base Salary. During the Employment Period, the Executive's base salary shall be $175,000 per annum (the "Base Salary"), which salary shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

                      (ii) Executive Bonus Plan. For each fiscal year during the Employment Period, the Executive will be eligible to receive a bonus based on the Company's achievement of the Target EBITDA for such fiscal year. Other than fiscal year 1999, in the event the Termination Year is less than the Company's full fiscal year the Executive shall be entitled to receive a portion of the bonus earned for such fiscal year pro rated based on the number of days in the Termination Year prior to the date of termination, which such bonus shall be determined in accordance with Section 2(c)(ii)(A). "Target EBITDA" for the Company shall be $4.4 million for fiscal year 1999 and for each subsequent fiscal year shall be determined by the Board no later than March 31st of such fiscal year. In the event Sleepmaster transfers any of its accounts to the Company, the Target EBITDA will be adjusted in good faith by the Board, and such adjusted Target EBITDA shall be the Target EBITDA for such fiscal year.

                            (A) Once the Board has determined (which
determination shall be made within thirty (30) days from the issuance of the Company's audited financial statements) the percentage of EBITDA achieved for such fiscal year as compared to the Target EBITDA for such fiscal year (the "Achieved EBITDA Percentage"), so long as the Achieved EBITDA Percentage for such fiscal year equals or exceeds 80%, the Executive shall be entitled to receive a bonus payment in an amount equal to the product of (x) the Bonus Multiple (as set forth opposite the Achieved EBITDA Percentage below), (y) 30%, and (z) the Executive's Base Salary for such fiscal year. The bonus payment shall be made within five (5) days of the Board's determination and in any event on or prior to May 1. The method used to calculate EBITDA shall be consistent with the method used by the Company Group to calculate EBITDA in determining bonus payments due to other senior executives of the Company Group; provided, that the Executive acknowledges that any such bonus payments due to the Executive hereunder will be based on the Company's EBITDA. The bonus payment shall be subject to customary withholding.

          Achieved EBITDA Percentage                Bonus Multiple
          --------------------------                --------------
                    80%                                      50%
                   100%                                     100%
                   110%                                     125%
                   120%                                     150%

                            (B) Each Bonus Multiple set forth above shall
increase linearly as the Achieved EBITDA Percentage increases; therefore, so long as the Achieved EBITDA Percentage equals or exceeds 80%, in the event the actual Achieved EBITDA Percentage falls between any of the target Achieved EBITDA Percentages set forth above, the applicable Bonus Multiple shall be adjusted accordingly; provided, that in no event shall the Bonus Multiple exceed 150%. For example, (1) in the event the actual Achieved EBITDA Percentage is 90%, the Bonus Multiple shall


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be 75% or (2) in the event the actual Achieved EBITDA Percentage is 115%, the
Bonus Multiple shall be 137.5%.

                      (iii) Benefits. In addition to the Base Salary and any bonuses payable to the Executive pursuant to Section 2(c)(ii), the Executive shall be entitled, during the Employment Period, to all benefits set forth on Schedule A hereto (the "Benefits").

                      (iv) Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company Group's policies in effect from time to time with respect to travel, entertainment and other business expenses for executive employees, subject to the requirements of the Company Group with respect to reporting and documentation of such expenses.

                  (d) Term. The Employment Period shall end on February 26, 2004, subject to earlier termination (x) by reason of the Executive's death or Disability, (y) by resolution of the Board, with or without Cause or (z) upon the Executive's voluntary resignation with or without a Good Reason Event.

                      (i) If the Employment Period is terminated on or before February 26, 2004:

                            (A) by resolution of the Board other than for Cause
or as a result of the Executive's voluntary resignation within 60 days following a Good Reason Event, the Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination, (2) a portion of the bonus payment earned by the Executive during the Termination Year pro rated based on the number of days of the Termination Year prior to the date of termination, which such payment will be made when the bonus payments for such Termination Year are otherwise due, and (3) an amount equal to the Base Salary from the date of termination through the fifth anniversary of the date of this Agreement.

                            (B) as a result of the Executive's death or
Disability, the Executive or the Executive's estate, as applicable, shall be entitled to (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination and (2) a portion of the bonus payment earned by the Executive during the Termination Year pro rated based on the number of days of the Termination Year prior to the date of termination, which such payment will be made when the bonus payments for such Termination Year are otherwise due. The Executive shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                            (C) as a result of the Executive's voluntary
resignation other than within 60 days following a Good Reason Event, or by resolution of the Board for Cause, the Executive shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

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                      (ii) Following the termination of the Employment
Period:

                            (A) the Executive agrees that: (1) the Executive
shall be entitled to the payments provided for in Section 2(d)(i)(A) and Section 2(d)(i)(B), if any, if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 3, 4 and 5 hereof and does not breach such sections at any time during the period for which such payments are to be made and (2) the Company's obligation to make such payments will terminate upon the occurrence of any such breach during any such severance period.

                            (B) any payments with respect to Base Salary
pursuant to Section 2(d)(i)(A) shall be paid by the Company in regular installments and any other payments pursuant to Section 2(d)(i)(A) or 2(d)(i)(B) shall be paid by the Company in accordance with the Company's general payroll practices and shall be subject to customary withholding, and following such payments none of the Company Group shall have any further obligation to the Executive pursuant to this Section 2(d) except as provided by law.

                      (iii) THE EXECUTIVE HEREBY AGREES THAT EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO SEVERANCE COMPENSATION OF ANY KIND, NATURE OR AMOUNT SHALL BE PAYABLE TO THE EXECUTIVE AND EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE EXECUTIVE HEREBY IRREVOCABLY WAIVES ANY CLAIM FOR SEVERANCE COMPENSATION.

                      (iv) Except as provided in Section 2(d)(v) below, all of the Executive's rights to Benefits hereunder (if any) shall cease upon the termination of the Employment Period.

                      (v) If the Executive's employment is terminated other than by (A) resolution of the Board for Cause or (B) the Executive's voluntary resignation other than within 60 days following a Good Reason Event, the Executive and his spouse (and the Executive's eligible family members) shall be entitled to continue to participate in the medical insurance plan sponsored by the Company Group and to receive the level of medical insurance benefits afforded to the other executives in the Company Group until, with respect to each of the Executive and his spouse, the date that such person reaches the age at which he or she becomes eligible for Medicare benefits (or, if the Medicare program is no longer in existence, any government sponsored successor to the Medicare program) or if the Medicare program is no longer in existence and no successor program exists, the age of 70 (the "Insurance Termination Date"); provided, that the Executive shall pay the Full Cost of such medical insurance benefits relating to the continuance of the Executive's and his spouse's (and, if applicable the Executive's other family members) medical insurance following termination. The Company Group agrees to use commercially reasonable best efforts to provide such benefits under its medical insurance plan which shall include engaging a qualified broker or consultant to seek to obtain such benefits under a Company group plan or program, obtaining quotations from group carriers, individual carriers and third party administrators, and keeping the Executive informed as to and, insofar as practicable, involving the Executive in the process of obtaining such benefits. The Company Group shall not be obligated to provide medical insurance benefits to any of the Executive's family members (other than the Executive's spouse as provided herein) after the Insurance Termination Date as it applies to the Executive.

                      (vi) The Executive has no obligation to seek or obtain other engagements or employment to mitigate any damages to which the Executive may be entitled by reason of any


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
termination of this Agreement pursuant to Section 2(d)(i)(A). If the Executive does obtain other engagements or employment of any nature and in any location, the total cash payments received by the Executive as wages or salary from such other employment or engagements, as reported to the Internal Revenue Service on the Executive's Form 1040, during the period that he is to receive payments, if any, pursuant to Section 2(d)(i)(A) shall reduce any amounts which the Company would otherwise be required to pay the Executive under this Agreement.

         3. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him while employed by the Company Group concerning the business or affairs of the Company Group (including the Company Group's technology, computer programs, know-how, designs, inventions, methods of doing business and supplier and customer information) ("Confidential Information") are the property of such member of the Company Group. Therefore, the Executive agrees that, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control.

         4. Inventions and Patents. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company Group ("Work Product") belong to such member of the Company Group and the Executive hereby assigns all right, title and interest in and to such work product to such member of the Company Group. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         5. Noncompete, Nonsolicitation.

                  (a) The Executive acknowledges that in the course of his employment with the Company he has become familiar, and he will become familiar, with the Company Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, the Executive agrees that, during the time he is employed by the Company Group and during any applicable Post-Termination Period (the "Noncompete Period"), he shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in (i) the manufacture or distribution of mattresses, box springs, bedding products or other products competitive with such products or (ii) any other business which competes with a business of the Company Group in which the Executive actively participated as part of his employment with the Company and/or the Company Group within any geographical


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
area in which the Company Group has obtained or is in the process of obtaining a Serta license as of the date of the termination of the Executive's employment. Nothing herein shall prohibit the Executive from (x) being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation or (y) from owning an interest in Holdings. For purposes of this Section 5, "Post-Termination Period" means, as applicable: the period beginning on the date of termination through the later of (x) the last date on which the Executive is restricted pursuant to the provisions of Section 5B of the Stock Purchase Agreement or (y) the twelve-month anniversary date of the date of termination.

                  (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between the Company Group and any employee thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company Group, (ii) hire any person who was an employee of the Company Group at any time during the Executive's employment period, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company Group.

                  (c) The Executive agrees that: (i) the covenants set forth in this Section 5 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company Group would not have entered into this Agreement but for the covenants of the Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company Group to enter into this Agreement.

                  (d) If, at the time of enforcement of this Section 5, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (e) The Executive recognizes and affirms that in the event of his breach of any provision of this Section 5, money damages would be inadequate and the Company Group and the Investor would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of this Section 5, the Company Group, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

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         6. Executive Securities.

                  (a) Upon execution of this Agreement, the Executive will purchase from Schweitzer, and Schweitzer will sell to the Executive 21.16 units of Class A Common at a price of $8,637.29 per unit for an aggregate price of $182,765.0 (the "Purchase Price"). Schweitzer will deliver to the Executive certificates representing such units (either duly endorsed in blank or in the name of the Executive) and the Executive will deliver to Schweitzer a check or wire transfer of immediately available funds in the aggregate amount equal to the Purchase Price.

                  (b) Upon execution of this Agreement, the Executive shall execute and deliver a joinder to the Securityholders Agreement (the "Joinder Agreement").

                  (c) With respect to the Executive Securities, within 30 days from the date hereof, the Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

                  (d) In connection with the acquisition of the Executive Securities, the Executive represents and warrants to Schweitzer and Holdings that:

                      (i) The Executive Securities to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                      (ii) No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any Person for soliciting the Executive to purchase the Executive Securities.

                      (iii) The Executive is an executive officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities and has determined that such investment in the Executive Securities is suitable for the Executive, based upon the Executive's financial situation and needs, as well as the Executive's other securities holdings.

                      (iv) The Executive qualifies an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

                      (v) The Executive is able to bear the economic risk of the Executive's investment in the Executive Securities for an indefinite period of time and the Executive understands that the Executive Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

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                      (vi) The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had access to such other information concerning Holdings as the Executive has requested. The Executive has reviewed, or has had an opportunity to review, the following documents: (A) the organization documents of Holdings; (B) the loan agreements, notes and related documents with the lenders of the Company Group; and (C) financial statements related to the Company Group.

                      (vii) This Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

                  (e) In connection with the sale of the Executives Securities, Schweitzer represents and warrants to the Executive that:

                      (i) the Executive Securities are held beneficially and of record by Schweitzer free and clear of any mortgage, pledge, security interest, encumbrance, claim, right of possession, or other defect in title or lien.

                      (ii) this Agreement constitutes a valid and binding obligation of Schweitzer, enforceable in accordance with its terms.

                      (iii) the fulfillment of and compliance with the respective terms of this Section 6 will not conflict with or result in a breach of the terms, conditions or provisions of any agreement to which Schweitzer or the Executive Securities are subject which would prevent the transfer of the Executive Securities pursuant to this Agreement.

                  (f) The Executive acknowledges and agrees that neither the purchase of the Executive Securities by the Executive nor any provision contained herein shall entitle the Executive to remain in the employment of the Company Group and its Subsidiaries or affect the right of the Company Group and its Subsidiaries to terminate the Executive's employment at any time for any reason.

         7. Representations and Warranties of Holdings. Holdings hereby represents and warrants to the Executive that:

                  (a) Immediately following the consummation of the transactions contemplated hereby, the authorized units of Holdings shall consist of (i) Class A Common, of which 8,465 units shall be issued and outstanding, (ii) Class B Common Interests, of which no units shall be issued and outstanding, and (iii) Preferred Interests, of which 10,357.1 units shall be issued and outstanding. As of immediately following the consummation of the transactions contemplated hereby, all of the outstanding units of Holdings' shall be validly issued, fully paid and nonassessable.

                  (b) There are no statutory or contractual securityholders preemptive rights or rights of refusal with respect to the issuance of the Executive Securities hereunder. Neither

Schweitzer nor Holdings has violated any applicable federal or state securities laws in connection with the offer and sale of the Executive Securities hereunder and such sale does not require registration under the Securities Act or any applicable state securities laws.

         8. Repurchase Option on Executive Interests. In the event the Executive ceases to be employed by the Company Group for any reason (the "Termination"), the Executive Securities (whether held by the Executive or one or more of the Executive's transferees) will be subject to repurchase by Schweitzer and Holdings pursuant to the terms and conditions set forth in this Section 8 (the "Repurchase Option").

                  (a) The purchase price for each unit of Executive Securities will be the Fair Value for such unit; provided, that if, on or prior to the fifth anniversary of the date hereof, the termination of the Employment Period is by resolution of the Board for Cause or by the voluntary resignation of the Executive other than within 60 days following a Good Reason Event, then the purchase price for each unit of Executive Securities will be the Executive's Original Cost.

                  (b) Schweitzer may elect to purchase all, but not less than all, of the Executive Securities held by the Executive by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Securities within 90 days after the Termination. The Repurchase Notice will set forth the number of units to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction. The number of units of Executive Securities to be repurchased by Schweitzer shall first be satisfied to the extent possible from the Executive Securities held by the Executive at the time of delivery of the Repurchase Notice. If the number of units then held by the Executive is less than the total number of units of Executive Securities Schweitzer has elected to purchase, Schweitzer shall purchase the remaining Executive Securities elected to be purchased from the other holder(s) of Executive Securities, pro rata according to the amount of such Executive Securities held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of units to be repurchased hereunder will be allocated among the Executive and the other holders of Executive Securities (if any) pro rata according to the number of units of Executive Securities to be purchased from such Persons.

                  (c) If for any reason Schweitzer does not elect to purchase all of the units of Executive Securities that are subject to the Repurchase Option, pursuant to such Repurchase Option, Holdings shall be entitled to exercise the Repurchase Option for the Executive Securities Schweitzer has not elected to purchase (the "Available Interests"). As soon as practicable after Schweitzer has determined that there will be Available Interests, but in any event within 150 days after the Termination, Schweitzer shall give written notice (the "Option Notice") to Holdings setting forth the number of Available Interests, and the purchase price for each of such Available Interests. The Board may elect to cause Holdings to purchase all, but not less than all, of Available Interests by giving written notice to Schweitzer within 45 days after the Option Notice has been given by Schweitzer. As soon as practicable, and in any event within ten days after the expiration of the 45-day period set forth above, Holdings shall notify each holder of Executive Securities as to the number of units being purchased from such holder by Holdings (the "Supplemental Repurchase Notice").

                  (d) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by Schweitzer in the Repurchase Notice or by Holdings in the Supplemental Repurchase Notice, which date shall not be later than the 30th day after the delivery of the later of such notices to be delivered (or, if later, the 15th day after the Fair Value is finally determined) nor earlier than the fifth day after such delivery. Schweitzer and/or Holdings will pay for the Executive Securities to be purchased pursuant to the Repurchase Option by delivery of a certified or cashier's check or wire transfer of funds, except that Holdings may pay up to 50% of the aggregate consideration in the form of a three year subordinated promissory note bearing 6% interest and payable, as to principal and interest, in three equal annual installments on the first three anniversaries of the closing of such repurchase. The purchasers of Executive Securities hereunder will be entitled to receive customary representations and warranties from the sellers as to title, authority and capacity to sell.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by Holdings shall be subject to applicable legal restrictions. If any such restrictions prohibit the repurchase of Executive Securities hereunder which Holdings is otherwise entitled to make, Holdings may make such repurchases as soon as it is permitted to do so under such restrictions.

         9. Restrictions on Transfer.

                  (a) If certificated, the Executive Securities will bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYMENT AGREEMENT BETWEEN THE ISSUER AND THE SIGNATORY THERETO DATED AS OF FEBRUARY 26, 1999. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  (b) No holder of Executive Securities may sell, transfer or dispose of any units of Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to Holdings an opinion of counsel (reasonably acceptable in form and substance to Holdings) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                  (c) Each holder of Executive Securities agrees not to effect any sale or distribution of any Executive Securities or other equity securities of Holdings, or any securities convertible into or exchangeable or exercisable for any of Holdings's equity securities, during the seven days prior to and the 120 days (or, subject to the requirements of the underwriters, up to 180 days) after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by Holdings.

                  (d) Each holder of Executive Securities acknowledges that the Executive Securities are subject to additional restrictions contained in the Securityholders Agreement.

         10. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           Herr Manufacturing Company
                           18 Prestige Lane
                           Lancaster, PA  17603
                           Attention:  President
                           Telecopy No.:  (717) 392-6154

                           With copies to:

                           Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention:  President
                           Telecopy No.:  (908) 381-4455

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention:  Mr. John Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Kimberly P. Taylor, Esq.
                           Telecopy No.:  (212) 446-4900

                  To any other Member of the Company Group or the Investor:

                           c/o Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention:  President
                           Telecopy No.:  (908) 381-4455

                           With copies to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor
                           New York, NY  10043
                           Attention:  Mr. John Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention: Kimberly P. Taylor, Esq.
                           Telecopy No.:  (212) 446-4900

                  To the Executive:

                           c/o Herr Manufacturing Company
                           18 Prestige Lane
                           Lancaster, PA  17603
                           Attention: Mr. John K. Herr III

                           With a copy to:

                           Barley, Snyder, Senft & Cohen, LLC
                           126 East King Street
                           Lancaster, PA  17602-2893
                           Attention: John Shirk, Esq.
                           Telecopy No.:  (717) 291-4660

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         11. Miscellaneous.

                  (a) Transfers in Violation of Agreement. Any transfer or attempted transfer of any Executive Securities in violation of any provision of this Agreement shall be null and void, and

Holdings shall not record such transfer on its books or treat any purported transferee of such Executive Securities as the owner of such securities for any purpose.

                  (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Complete Agreement. This Agreement, the Joinder Agreement, the Securityholders Agreement and the Stock Purchase Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Previous Agreement.

                  (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company Group, and the Investor and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

                  (f) Third Party Beneficiary. This Agreement is intended for the benefit of, and will be enforceable by, the Investor.

                  (g) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA; PROVIDED, THAT ANY QUESTIONS REQUIRING INTERPRETATION OF THE LAWS GOVERNING LIMITED LIABILITY COMPANIES SHALL BE GOVERNED BY THE NEW JERSEY LIMITED LIABILITY COMPANY ACT.

                  (h) JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE COMPANY OR THE EXECUTIVE WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE COURT OF COMPETENT JURISDICTION IN THE CITY OF PHILADELPHIA IN THE COMMONWEALTH OF PENNSYLVANIA OR FEDERAL COURT IN THE EASTERN DISTRICT OF THE COMMONWEALTH OF PENNSYLVANIA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY AND THE EXECUTIVE ACCEPT

FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY AND THE EXECUTIVE WAIVE ANY CLAIMS THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

                  (i) Dispute Resolution.

                      (i) Arbitration. In the event of disputes between the Parties with respect to the terms and conditions of this Agreement (other than disputes with respect to Sections 3, 4, and 5 of this Agreement), such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the Philadelphia Court of Common Pleas or the American Arbitration Association (or any like organization successor thereto) in the Eastern District of Pennsylvania. Such arbitration proceeding shall be conducted in as expedited a manner as is practical, and the arbitrator or arbitrators in any such arbitration (an "Arbitration") shall be persons who are expert in the subject of mergers and acquisitions. Both the foregoing agreement of the Parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the Parties hereto and may be specifically enforced by legal proceedings. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                      (ii) Procedure. The Arbitration shall be conducted before a panel of arbitrators selected in accordance with the rules of the American Arbitration Association. Each Party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such arbitration. Time is of the essence of this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within ten (10) days following completion of the Arbitration.

                      (iii) Equitable Remedies. With respect to Sections 3, 4 and 5 of this Agreement, each of the Parties will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of Sections 3, 4, or 5 and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of Sections 3, 4, or 5 and that any Party may, in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit), ask for specific performance and/or other injunctive relief in order to enforce or prevent any violations of such provisions.

                  (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, the Executive and the Investor.

                  (k) Guaranty. The Company's obligations contained in this Agreement are hereby guaranteed by Sleepmaster and Holdings for so long as any of such entities own, either directly or indirectly, Stock of the Company.


                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                             SLEEPMASTER HOLDINGS L.L.C.

                                             By:      __________________________
                                             Name:
                                             Title:


                                             SLEEPMASTER L.L.C.

                                             By:      __________________________
                                             Name:
                                             Title:


                                             HERR MANUFACTURING COMPANY

                                             By:      _________________________
                                             Name:
                                             Title:



                                             __________________________________
                                             JOHN K. HERR, III







Agreed and Accepted:

SLEEP INVESTOR L.L.C.


By: __________________________
Name:
Title:

                                                                      SCHEDULE A

                                EMPLOYEE BENEFITS

Medical, dental and life insurance benefits and short-term and long-term disability benefits at least equal to the benefits provided by the Company's group medical, dental and life insurance plans and the Company's Disability Income Plan described on Schedules 6P and 6V to the Stock Purchase Agreement (the "Existing Plans") on terms at least as favorable as those available to the Executive under the Existing Plans.

Permitted Vacation: Four weeks per year.

                               Schedule A, Page 1

                                                                       EXHIBIT A
                                                                       [   ]1999

                     ELECTION TO INCLUDE SECURITIES IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE


                  The undersigned purchased units of Common Interests (the "Interests"), of Sleepmaster Holdings L.L.C. ("Holdings") on [ ]. Under certain circumstances, Holdings has the right to repurchase the Interests at cost from the undersigned (or from the holder of the Interests, if different from the undersigned) should the undersigned cease to be employed by the Company Group and its subsidiaries. Hence, the Interests are subject to a substantial risk of forfeiture and are non-transferable. The undersigned desires to make an election to have the Interests taxed under the provision of Code Section 83(b) at the time he purchased the Interests.

                  Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2 promulgatED thereunder, the undersigned hereby makes an election, with respect to the Interests (described below), to report as taxable income for calendar year [ ] the excess (if any) of the Interests' fair market value on [ ] over the purchase price thereof.

                  The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

                  1. The name, address and social security number of the undersigned:

                           Name:            John K. Herr III
                           Address:

                           SSN:

                  2. A description of the property with respect to which the election is being made: [ ] Class A Common Interests of Sleepmaster Holdings L.L.C.

                  3. The date on which the property was transferred: [ ]. The taxable year for which such election is made: calendar 1999.

                  4. The restrictions to which the property is subject: If during the first five years after the purchase of the Interests the undersigned ceases to be employed by the Company Group or any of its subsidiaries by reason of the undersigned's voluntary resignation or by termination of the undersigned by the Company Group or any of its subsidiaries for Cause (as defined), the Interests will be subject to repurchase by the Company Group at cost, and at any time prior to a public offering by Holdings or a sale of Holdings the undersigned ceases to be employed by the Company Group or any of its subsidiaries, the Interests will be subject to repurchase by Holdings at fair value.

                  5. The fair market value on [ ] of the property with respect to which the election is being made, determined without regard to any lapse restrictions: [$ ] per Interest.

                  6. The amount paid for such property: [$ ] per Interest.

                  A copy of this election has been furnished to the Secretary of Holdings pursuant to Treasury Regulations Section 1.83-2(e)(7).


Dated: _____________, [    ]                    __________________________
                                                Name:

                                      A - 2